Exhibit 99.1

TOUGHBUILT INDUSTRIES ANNOUNCES THIRD QUARTER 2022 RESULTS

Q3 2022 Revenues of $30.2 million,

a 76% year-over-year increase, $539,000 Net Profit

Irvine, CA, November 14, 2022 (GLOBE NEWSWIRE) — ToughBuilt Industries, Inc. ("ToughBuilt") (NASDAQ: TBLT; TBLTW), today reported financial results for the second quarter ended September 30, 2022. The Company will discuss the results, and provide a business update, during the Company’s earnings conference call scheduled for 5:00 p.m. (ET) today.

Third Quarter 2022 and Subsequent Financial Highlights:

●	Revenues for the three months ended September 30, 2022 were approximately $30.2 million, an increase of 76% compared to the same period in 2021. The growth in revenue was primarily due to the expansion of existing customers and their recurring orders, adding new customers globally, launching more products in different categories and an increase in sales through Amazon.

●	Margins were 26.1% and COGS were $22.3 million for Q3 2022, compared to 31.6% and $11.7 million, respectively for Q3 2021.

●	Operating expenses were approximately $14.7 million in the third quarter of 2022, compared to approximately $15.2 million in the third quarter of 2021, primarily due to a decrease in shipping costs and marketing and other cutbacks.

●	Net income in the third quarter of 2022 was approximately $539 thousand, or $0.05 per share, compared to a net loss of approximately $9.0 million, or $(11.18) per share in the third quarter of 2021.

●	Working capital as of September 30, 2022, of $28.5 million.

Michael Panosian, ToughBuilt’s CEO, commented, “We are thrilled to announce strong results for the third quarter of 2022, with the entrance into to three large global markets with the launch of our striking, cutting and measuring lines.” Panosian continued, “We remain confident in our long-term strategy, building upon our partnerships and relevant opportunities to grow our market share in different categories. We expect revenues to continue to increase rapidly as our recently announced product introductions and distribution partnerships ramp-up. We remain focused on delivering profitable growth and are targeting profitability in 2023.”

Third Quarter 2022 and Subsequent Business Highlights:

●	Third quarter 2022 Amazon.com gross sales were approximately $3.91 million, compared to approximately $3.4 million for the third quarter of 2021.

●	Expanded distribution of 84 ToughBuilt products in all Sears’ Mexico locations, totaling 96 storefronts.

●	Entered into a distribution agreement with Sodimac, the largest home improvement and construction supplier in South America, beginning with Peru and Colombia with 15 ToughBuilt SKUs.

●	Entered into four, new major retailers in Germany, representing tens of thousands of new end users across Europe.

●	Entered Global Tool-Hammer Category with launch of a series of ShockStop™ hammers.

●	Expanded to Great Britain with new and expanding agreements with Huws Gray, Selco Builders Warehouse, MKM, City Electrical Factors, and Carpet & Flooring.

●	Launched 21 new SKUs into the global handsaws segment, featuring QuickSet™ Double-Edge Pull Saw in 15,500 stores.

●	Entered the Global Measuring and Marking Category with the launch Imperial and Metric ProBlade™ Tape.

●	Entered into an agreement with two major wholesale tool distributors in Switzerland, expanding into of European distribution that includes more than 250 retailers, nationwide

The foregoing discussion highlights certain information contained in the Company’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) earlier today, and does not intend to be complete. Investors should read the foregoing discussion together with the Company’s unaudited consolidated financial statements and related notes thereto and the Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) included in the Company’s Form 10-Q, and in conjunction with the Company’s Form 10-K for the year ended December 31, 2021 filed with the SEC on April 18, 2022 available on the SEC’s website at www.sec.gov.

Conference Call Information:

Michael Panosian, Chief Executive Officer, and Martin Galstyan, Chief Financial Officer, will host a conference call to review the Company’s financial and operating results at 5:00pm ET today.

To attend the conference call, please dial one of the teleconference numbers below or follow the live audio webcast here. Attendees are encouraged to dial in to the conference call at least five minutes prior to the start time.

U.S. TOLL-FREE: 1-877-200-1292

INTERNATIONAL: 1-212-231-2925

To listen to a replay of the conference call, please dial one of the teleconference numbers below. The replay will also be available through the audio webcast link.

REPLAY U.S. TOLL-FREE: 1-844-512-2921

REPLAY INTERNATIONAL: 1-412-317-6671

REPLAY PIN: 1-412-317-6671

ABOUT TOUGHBUILT INDUSTRIES, INC.

ToughBuilt is an advanced product design, manufacturer and distributor with emphasis on innovative products. Currently focused on tools and other accessories for the professional and do-it-yourself construction industries. We market and distribute various home improvement and construction product lines for both the do-it-yourself and professional markets under the TOUGHBUILT brand name, within the global multibillion dollar per year tool market industry. All of our products are designed by our in-house design team. Since launching product sales in 2013, we have experienced significant annual sales growth. Our current product line includes three major categories, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products. Our mission is to provide products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty. Additional information about the Company is available at: https://www.toughbuilt.com/.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the impact of the worldwide COVID-19 pandemic and government actions, on our business, (ii) supply chain disruptions, (iii) market acceptance of our existing and new products, (iv) delays in bringing products to key markets; (v) an inability to secure regulatory approvals for the ability to sell our products in certain markets, (vi) intense competition in our industry from much larger, multinational companies, (vii) product liability claims, (viii) product malfunctions, (ix) our limited manufacturing capabilities and reliance on subcontractors for assistance, (x) our efforts to successfully obtain and maintain intellectual property protection covering our products or defend ourselves from third parties’ infringement claims, (xi) our reliance on a single supplier for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to tariffs, foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction and (xiv) changes in e-commerce marketplaces. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this press release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.

Investor Relations Contact:
KCSA Strategic Communications
David Hanover
toughbuilt@kcsa.com

Source: ToughBuilt Industries, Inc